UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2025

GREENLANE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38875	83-0806637
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4800 N Federal Hwy, Suite B200
Boca Raton FL	33431
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 292-7660

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	GNLN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 9, 2025, following the Company’s 2025 annual meeting of stockholders, the Board of Directors of the Company (the “Board”) appointed Bruce Linton to serve as Chairman of the Board, effective immediately.

There are no arrangements or understandings between Mr. Linton and any other person pursuant to which Mr. Linton was appointed Chairman of the Board. There are no related person transactions between the Company and Mr. Linton that would be required to be disclosed under Item 404(a) of Regulation S-K in connection with this appointment.

Item 5.07. Submission of Matters to a Vote of Security Holders.

Greenlane Holdings, Inc. (the “Company”) held its Annual Meeting of Stockholders on December 9, 2025. As of the record date, there were 1,386,551 shares of common stock outstanding and entitled to vote. A total of 462,294 shares were represented in person or by proxy, constituting 33.34% of the outstanding shares eligible to vote.

The following are the voting results of the proposals submitted to Greenlane’s stockholders at the Annual Meeting:

Proposal 1: To elect the five individuals named in the proxy statement

Director Nominee	For	Against	Abstain	Broker Non-Votes
Barbara Sher	126,884	3,832	3,371	330,972
Donald Hunter	126,674	4,095	553	330,972
Bruce Linton	127,751	2,940	631	330,972
William Levy	127,920	2,848	554	330,972
Michael C. Howe	126,809	3,959	554	330,972

Proposal 2: To ratify the appointment of PKF O’Connor Davies, LLP as Greenlane’s independent registered public accounting firm for Greenlane’s fiscal year ending December 31, 2025.

For	Against	Abstain
456,674	5,096	524

Proposal 3: To increase the number of shares eligible for sale under the Company’s 2019 Equity Incentive Plan (the “2019 Equity Incentive Plan”) to 3,000,000 shares.

For	Against	Abstain
115,507	15,611	204

Proposal 4: To approve, in accordance with Nasdaq listing rule 5635(a), the issuance of 3,328,012 shares of the Company’s common stock and pre-funded warrants to acquire in the aggregate up to 25,294,068 shares of the Company’s common stock (the “Financing Proposal”).

For	Against	Abstain	Broker Non-Votes
118,860	11,116	1,346	330,972

Proposal 5: To approve in accordance with Nasdaq Listing Rule 5635(c), the issuance of pre-funded warrants (the “Advisory Warrants”), and shares of common stock upon exercise of Advisory Warrants (the “Advisory Compensation Proposal”).

For	Against	Abstain	Broker Non-Votes
115,417	14,430	1,475	330,972

In accordance with the Company’s proxy statement dated November 10, 2025, as amended, each of the five (5) proposals was approved.

Item 7.01. Regulation FD Disclosure.

On December 11, 2025, the Company issued a press release announcing, among other things, (i) the voting results of the Company’s 2025 annual meeting of stockholders and (ii) the appointment of Bruce Linton as Chairman of the Board. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 (including Exhibit 99.1) is being furnished pursuant to Regulation FD and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99,1	Press Release Dated December 15, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENLANE HOLDINGS, INC.

Dated: December 15, 2025	By:	/s/ Vanessa Guzmán-Clark
Vanessa Guzmán-Clark
Chief Financial Officer